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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                         MEDICAL PROPERTIES TRUST, INC.
             (Exact name of registrant as specified in its charter)


              MARYLAND                                     20-0191742
(State of incorporation or organization)       (IRS Employer Identification No.)

  1000 URBAN CENTER DRIVE, SUITE 501
         BIRMINGHAM, ALABAMA                                  35242
(Address of principal executive offices)                   (Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

           Securities Act registration statement file number to which this form relates: 333-119957

       Securities to be registered pursuant to Section 12(b) of the Act:

     TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
Common Stock, $.001 par value                      New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference herein is the description of the Registrant's common stock set forth in the section entitled "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-11 (File No. 333-119957), as amended, initially filed with the Securities and Exchange Commission on October 26, 2004, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         Not applicable.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     MEDICAL PROPERTIES TRUST, INC.

Date:  July 5, 2005
                                     By: /s/ R. Steven Hamner
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                                        R. Steven Hamner
                                        Executive Vice President and Chief
                                            Financial Officer